EXHIBIT 5.1

June 25, 2019

Lattice Semiconductor Corporation

5555 NE Moore Court

Hillsboro, Oregon 97124

Re:	Registration Statement on Form S-8 of Shares of Common Stock, $0.01 par value,

of Lattice Semiconductor Corporation (the “Company”)

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to up to 6,500,000 shares of common stock, $0.01 par value, of the Company (the “Incentive Shares”), which may be issued pursuant to the Company’s 2013 Incentive Plan (the “Incentive Plan”), and up to 200,000 shares of common stock, $0.01 par value, of the Company (the “Director Shares” and, together with the Incentive Shares, the “Shares”), which may be issued pursuant to the Company’s 2011 Non-Employee Director Equity Incentive Plan, as Amended (the “Director Plan” and, together with the Incentive Plan, the “Plans”).

We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares issued by the Company pursuant to the Plans, upon registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the applicable Plan, and the receipt of consideration for such Shares in accordance with the terms of the applicable Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ PERKINS COIE LLP

PERKINS COIE LLP